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                                                                    EXHIBIT 99.1

                 HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

                            DEBT SECURITIES RATINGS

                                              STANDARD       MOODY'S       FITCH      DUFF & PHELPS
                                              & POOR'S      INVESTORS    INVESTORS       CREDIT         THOMSON
                                             CORPORATION     SERVICE      SERVICE      RATING CO.      BANKWATCH
                                             -----------    ---------    ---------    -------------    ---------
Household Finance Corporation
  Senior debt............................          A            A2           A+               A+            A+
  Senior subordinated debt...............         A-            A3            A                A             A
  Commercial paper.......................        A-1           P-1          F-1          Duff 1+         TBW-1
Household Bank (Nevada), N.A.
  Senior debt............................          A            A2           A+               A+            A+